Exhibit Number  99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 465-7000
COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
SECOND QUARTER 2011 RESULTS WITH NET OPERATING REVENUES OF $3.4 BILLION
     FRANKLIN, TENN. (July 28, 2011) — Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and six months ended June 30, 2011.
     Net operating revenues for the three months ended June 30, 2011, totaled $3.4 billion, an 11.5 percent increase compared with $3.1 billion for the same period in 2010. Income from continuing operations increased to $92.9 million for the three months ended June 30, 2011, compared with $88.4 million for the same period in 2010. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $0.81 per share (diluted), on 91.8 million weighted-average shares outstanding for the three months ended June 30, 2011, compared with $0.76 per share (diluted), on 94.7 million weighted-average shares outstanding for the same period in 2010. Net income attributable to Community Health Systems, Inc. common stockholders decreased to $35.4 million, or $0.39 per share (diluted), for the three months ended June 30, 2011, compared with $70.1 million, or $0.74 per share (diluted), for the same period in 2010, primarily as a result of an impairment loss related to the classification of two hospitals as held for sale. The impairment loss is primarily related to the write-off of allocated goodwill based on the projected cash proceeds recognized at time of sale. The projected sale prices for the two hospitals held for sale are at a reasonable multiple and for an amount greater than the stated net tangible assets of the facilities.
     Adjusted EBITDA for the three months ended June 30, 2011, was $462.3 million, compared with $441.7 million for the same period in 2010, representing a 4.7 percent increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and net income attributable to noncontrolling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended June 30, 2011, was $397.2 million, compared with $242.4 million for the same period in 2010.
     The consolidated financial results for the three months ended June 30, 2011, reflect a 0.6 percent increase in total admissions and a 5.3 percent increase in total adjusted admissions compared with the same period in 2010. On a same-store basis, admissions decreased 5.6 percent and adjusted admissions decreased 0.7 percent, compared with the same period in 2010. On a same-store basis, net operating revenues increased 5.8 percent, compared with the same period in 2010.
     Net operating revenues for the six months ended June 30, 2011, totaled $6.8 billion, a 10.4 percent increase compared with $6.1 billion for the same period in 2010. Income from continuing operations increased to $184.5 million for the six months ended June 30, 2011, a 6.8 percent increase compared with $172.7 million for the same period in 2010. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $1.62 per share (diluted), on 92.0 million weighted-average shares outstanding for the six months ended June 30, 2011, compared with $1.51 per share (diluted), on 93.8 million weighted-average shares outstanding for the same period in 2010. Net income attributable to Community Health Systems, Inc. common stockholders decreased to $96.7 million, or $1.05 per share (diluted), for the six months ended June 30, 2011, compared with $140.1 million, or $1.49 per share (diluted), for the same period in 2010, primarily as a result of the impairment of three hospitals held for sale and loss on sale of a physician clinic.
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CYH Announces Second Quarter 2011 Results

July 28, 2011
     Adjusted EBITDA for the six months ended June 30, 2011, was $919.4 million, compared with $868.9 million for the same period in 2010, representing a 5.8 percent increase. Net cash provided by operating activities for the six months ended June 30, 2011, was $584.7 million, compared with $541.8 million for the same period in 2010.
     The consolidated financial results for the six months ended June 30, 2011, reflect a 1.2 percent increase in total admissions and a 5.1 percent increase in total adjusted admissions compared with the same period in 2010. On a same-store basis, admissions decreased 4.4 percent and adjusted admissions decreased 0.2 percent, compared with the same period in 2010. On a same-store basis, net operating revenues increased 5.6 percent, compared with the same period in 2010.
     On May 2, 2011, the Company announced that subsidiaries have acquired substantially all of the assets of Mercy Health Partners in northeast Pennsylvania, a system of hospitals and other healthcare providers based in Scranton, Pennsylvania. The health system, acquired from Catholic Health Partners, includes 198-bed Regional Hospital of Scranton and 48-bed Tyler Memorial Hospital in Tunkhannock, which are both general acute care hospitals; Special Care Hospital, a 67-bed long-term acute care facility in Nanticoke; and other outpatient and ancillary services. With the successful completion of this transaction, there are now thirteen Community Health Systems, Inc. affiliated acute-care hospitals in Pennsylvania.
     On June 28, 2011, the Company announced that subsidiaries executed a definitive agreement to sell 180-bed SouthCrest Hospital in Tulsa, Oklahoma, 89-bed Claremore Regional Hospital in Claremore, Oklahoma, and other related assets to Hillcrest Health Care System. The transaction is expected to close during the third quarter of 2011.
     On July 19, 2011, the Company announced that subsidiaries have executed a definitive agreement to acquire substantially all the assets of Moses Taylor Health Care System, located in northeast Pennsylvania. The system includes 217-bed Moses Taylor Hospital in Scranton and 25-bed Mid-Valley Hospital in Peckville.
     Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc., said, “Community Health Systems delivered a solid operating performance for the second quarter of 2011, in spite of the ongoing challenges in the economy. Revenues were up over eleven percent for the second quarter compared with the prior year period and up over ten percent for the first half of the year. Our consistent ability to drive revenues and achieve solid margins in this environment demonstrates solid execution of our centralized operating strategy and our focus on efficient expense management throughout our hospital network.
     “We have continued to extend our market reach in 2011 through selective acquisitions,” added Smith. “Our strategy has always been focused on identifying select hospital facilities that meet our operating profile with the greatest opportunity for growth. With the current healthcare regulatory climate, we believe there are significant opportunities for Community Health Systems to pursue additional acquisitions with a greater number of independent hospitals looking for established and operationally-focused partners. We look forward to implementing our proven operating strategies, including capital investments, efficient expense management, best practice standards and physician recruitment, to support and enhance the quality of care provided by our newly acquired facilities.”
     Included on pages 13, 14 and 15 of this press release are tables setting forth an update to the Company’s 2011 annual earnings guidance. The 2011 guidance primarily reaffirms the Company’s previous guidance provided on April 27, 2011, with revisions to reflect the impact of hospitals held for sale at June 30, 2011, and revisions to certain assumptions.
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CYH Announces Second Quarter 2011 Results

July 28, 2011
     Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 133 hospitals in 29 states with an aggregate of approximately 19,500 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to non-affiliated general acute care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”
     Community Health Systems, Inc. will hold a conference call on Friday, July 29, 2011, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the three and six months ended June 30, 2011. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through August 29, 2011. Copies of the Company’s current report on Form 8-K (including this press release) and conference call slide show are available on the Company’s website at www.chs.net.
Forward-Looking Statements
     Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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CYH Announces Second Quarter 2011 Results

July 28, 2011
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Financial Highlights (a)(b)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net operating revenues (d)	$3,433,829	$3,080,646	$6,787,881	$6,149,258
Adjusted EBITDA (c)	$462,301	$441,678	$919,371	$868,910
Income from continuing operations (d)(e)(f)	$92,874	$88,379	$184,479	$172,736
Net income attributable to Community Health Systems, Inc.	$35,389	$70,065	$96,713	$140,072

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (i):
Continuing operations	$0.82	$0.77	$1.64	$1.53
Discontinued operations (g)	(0.43)	(0.02)	(0.58)	(0.01)

Net income	$0.39	$0.75	$1.06	$1.51

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (i):
Continuing operations	$0.81	$0.76	$1.62	$1.51
Discontinued operations (g)	(0.43)	(0.02)	(0.57)	(0.01)

Net income	$0.39	$0.74	$1.05	$1.49

Weighted-average number of shares outstanding (h):
Basic	91,131	93,359	91,070	92,492
Diluted	91,784	94,712	91,961	93,779

Net cash provided by operating activities	$397,174	$242,432	$584,685	$541,792

For footnotes, see pages 11 and 12.
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CYH Announces Second Quarter 2011 Results

July 28, 2011
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2011		2010
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues (d)	$3,433,829	100.0%	$3,080,646	100.0%

Operating costs and expenses:
Salaries and benefits	1,384,096	40.3%	1,231,559	40.0%
Provision for bad debts	433,002	12.6%	367,002	11.9%
Supplies	449,279	13.1%	430,574	14.0%
Other operating expenses	654,737	19.0%	559,962	18.2%
Rent	62,431	1.8%	60,851	2.0%
Depreciation and amortization	161,376	4.7%	149,779	4.8%

Total operating costs and expenses	3,144,921	91.5%	2,799,727	90.9%

Income from operations (d)(e)(f)	288,908	8.5%	280,919	9.1%
Interest expense, net	163,230	4.8%	160,759	5.2%
Equity in earnings of unconsolidated affiliates	(12,017)	-0.3%	(10,980)	-0.4%

Income from continuing operations before income taxes	137,695	4.0%	131,140	4.3%
Provision for income taxes	44,821	1.3%	42,761	1.4%

Income from continuing operations (f)	92,874	2.7%	88,379	2.9%

Discontinued operations, net of taxes (g):
Income (loss) from operations of entities sold and held for sale	235	0.1%	(2,037)	-0.1%
Impairment of hospitals held for sale	(39,562)	-1.2%	—	0.0%

Loss from discontinued operations, net of taxes	(39,327)	-1.1%	(2,037)	-0.1%

Net income	53,547	1.6%	86,342	2.8%
Less: Net income attributable to noncontrolling interests	18,158	0.6%	16,277	0.5%

Net income attributable to Community Health Systems, Inc.	$35,389	1.0%	$70,065	2.3%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations	$0.82		$0.77
Discontinued operations	(0.43)		(0.02)

Net income	$0.39		$0.75

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (i):
Continuing operations	$0.81		$0.76
Discontinued operations	(0.43)		(0.02)

Net income	$0.39		$0.74

Weighted-average number of shares outstanding (h):
Basic	91,131		93,359

Diluted	91,784		94,712

For footnotes, see pages 11 and 12.
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CYH Announces Second Quarter 2011 Results

July 28, 2011
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,
	2011		2010
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$6,787,881	100.0%	$6,149,258	100.0%

Operating costs and expenses:
Salaries and benefits	2,763,463	40.7%	2,478,240	40.3%
Provision for bad debts	832,971	12.3%	733,503	11.9%
Supplies	907,096	13.4%	852,686	13.9%
Other operating expenses	1,269,530	18.6%	1,116,581	18.2%
Rent	125,601	1.9%	122,908	2.0%
Depreciation and amortization	319,531	4.7%	293,682	4.7%

Total operating costs and expenses	6,218,192	91.6%	5,597,600	91.0%

Income from operations (e)(f)	569,689	8.4%	551,658	9.0%
Interest expense, net	326,448	4.8%	320,182	5.3%
Equity in earnings of unconsolidated affiliates	(30,151)	-0.4%	(23,570)	-0.4%

Income from continuing operations before income taxes	273,392	4.0%	255,046	4.1%
Provision for income taxes	88,913	1.3%	82,310	1.3%

Income from continuing operations (f)	184,479	2.7%	172,736	2.8%

Discontinued operations, net of taxes (g):
Loss from operations of entities sold and held for sale	(1,443)	0.0%	(1,398)	0.0%
Impairment of hospitals held for sale	(47,930)	-0.7%	—	0.0%
Loss on sale	(3,234)	-0.1%	—	0.0%

Loss from discontinued operations, net of taxes	(52,607)	-0.8%	(1,398)	0.0%

Net income	131,872	1.9%	171,338	2.8%
Less: Net income attributable to noncontrolling interests	35,159	0.5%	31,266	0.5%

Net income attributable to Community Health Systems, Inc.	$96,713	1.4%	$140,072	2.3%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (i):
Continuing operations	$1.64		$1.53
Discontinued operations	(0.58)		(0.01)

Net income	$1.06		$1.51

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (i):
Continuing operations	$1.62		$1.51
Discontinued operations	(0.57)		(0.01)

Net income	$1.05		$1.49

Weighted-average number of shares outstanding (h):
Basic	91,070		92,492

Diluted	91,961		93,779

For footnotes, see pages 11 and 12.
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CYH Announces Second Quarter 2011 Results

July 28, 2011
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (b)
($ in thousands)
(Unaudited)

	For the Three Months Ended June 30,
	Consolidated			Same-Store
	2011	2010	%Change	2011	2010	%Change
Number of hospitals (at end of period)	130	122		122	122
Licensed beds (at end of period)	19,361	17,911		17,917	17,911
Beds in service (at end of period)	16,617	15,614		15,510	15,614
Admissions	168,336	167,352	0.6%	158,054	167,352	-5.6%
Adjusted admissions	332,180	315,414	5.3%	313,299	315,414	-0.7%
Patient days	737,850	707,624		691,706	707,624
Average length of stay (days)	4.4	4.2		4.4	4.2
Occupancy rate (average beds in service)	49.1%	49.8%		49.0%	49.8%
Net operating revenues	$3,433,829	$3,080,646	11.5%	$3,258,355	$3,080,654	5.8%
Net inpatient revenues as a % of total net operating revenues	46.4%	49.1%		46.0%	49.1%
Net outpatient revenues as a % of total net operating revenues	51.5%	49.0%		51.9%	49.0%
Income from operations (f)	$288,908	$280,919	2.8%	$295,741	$283,880	4.2%
Income from operations as a % of net operating revenues	8.5%	9.1%		9.1%	9.2%
Depreciation and amortization	$161,376	$149,779		$155,809	$149,779
Equity in earnings of unconsolidated affiliates	$(12,017)	$(10,980)		$(12,017)	$(10,980)

Liquidity Data:
Adjusted EBITDA (c)	$462,301	$441,678	4.7%
Adjusted EBITDA as a % of net operating revenues	13.5%	14.3%
Net cash provided by operating activities	$397,174	$242,432
Net cash provided by operating activities as a % of net operating revenues	11.6%	7.9%

For footnotes, see pages 11 and 12.
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CYH Announces Second Quarter 2011 Results

July 28, 2011
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (b)
($ in thousands)
(Unaudited)

	For the Six Months Ended June 30,
	Consolidated			Same-Store
	2011	2010	%Change	2011	2010	%Change
Number of hospitals (at end of period)	130	122		122	122
Licensed beds (at end of period)	19,361	17,911		17,917	17,911
Beds in service (at end of period)	16,617	15,614		15,510	15,614
Admissions	344,666	340,728	1.2%	325,860	340,728	-4.4%
Adjusted admissions	664,146	631,822	5.1%	630,277	631,822	-0.2%
Patient days	1,519,663	1,453,086		1,435,916	1,453,086
Average length of stay (days)	4.4	4.3		4.4	4.3
Occupancy rate (average beds in service)	51.1%	51.5%		51.0%	51.5%
Net operating revenues	$6,787,881	$6,149,258	10.4%	$6,493,526	$6,149,363	5.6%
Net inpatient revenues as a % of total net operating revenues	47.7%	49.9%		47.4%	49.9%
Net outpatient revenues as a % of total net operating revenues	50.2%	48.0%		50.5%	48.0%
Income from operations (f)	$569,689	$551,658	3.3%	$593,471	$556,876	6.6%
Income from operations as a % of net operating revenues	8.4%	9.0%		9.1%	9.1%
Depreciation and amortization	$319,531	$293,682		$310,465	$293,682
Equity in earnings of unconsolidated affiliates	$(30,151)	$(23,570)		$(30,151)	$(23,507)

Liquidity Data:
Adjusted EBITDA (c)	$919,371	$868,910	5.8%
Adjusted EBITDA as a % of net operating revenues	13.5%	14.1%
Net cash provided by operating activities	$584,685	$541,792
Net cash provided by operating activities as a % of net operating revenues	8.6%	8.8%

For footnotes, see pages 11 and 12.
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CYH Announces Second Quarter 2011 Results

July 28, 2011
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$191,432	$299,169
Patient accounts receivable, net of allowance for doubtful accounts of $1,793,404 and $1,639,198 at June 30, 2011 and December 31, 2010, respectively	1,792,404	1,714,542
Supplies	342,268	329,114
Prepaid income taxes	—	118,464
Deferred income taxes	115,819	115,819
Prepaid expenses and taxes	117,458	100,754
Other current assets	175,109	193,331

Total current assets	2,734,490	2,871,193

Property and equipment	8,798,266	8,383,122
Less accumulated depreciation and amortization	(2,291,842)	(2,058,685)

Property and equipment, net	6,506,424	6,324,437

Goodwill	4,227,970	4,150,247

Other assets, net	1,356,531	1,352,246

Total assets	$14,825,415	$14,698,123

LIABILITIES
Current liabilities
Current maturities of long-term debt	$70,112	$63,139
Accounts payable	583,924	526,338
Current income tax payable	349	—
Deferred income taxes	8,882	8,882
Accrued interest	145,146	146,415
Accrued liabilities	854,329	897,266

Total current liabilities	1,662,742	1,642,040

Long-term debt	8,781,443	8,808,382

Deferred income taxes	608,177	608,177

Other long-term liabilities	1,026,069	1,001,675

Total liabilities	12,078,431	12,060,274

Redeemable noncontrolling interests in equity of consolidated subsidiaries	376,658	387,472

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 93,210,424 shares issued and 92,234,875 shares outstanding at June 30, 2011, and 93,644,862 shares issued and 92,669,313 shares outstanding at December 31, 2010	932	936
Additional paid-in capital	1,119,205	1,126,751
Treasury stock, at cost, 975,549 shares at June 30, 2011 and December 31, 2010	(6,678)	(6,678)
Accumulated other comprehensive loss	(200,533)	(230,927)
Retained earnings	1,396,095	1,299,382

Total Community Health Systems, Inc. stockholders’ equity	2,309,021	2,189,464
Noncontrolling interests in equity of consolidated subsidiaries	61,305	60,913

Total equity	2,370,326	2,250,377

Total liabilities and equity	$14,825,415	$14,698,123

For footnotes, see pages 11 and 12.
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CYH Announces Second Quarter 2011 Results

July 28, 2011
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities
Net income	$131,872	$171,338
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	324,367	301,060
Stock-based compensation expense	20,732	20,418
Loss on sale	3,234	—
Impairment of hospitals held for sale	47,930	—
Excess tax benefit relating to stock-based compensation	(4,659)	(10,104)
Other non-cash expenses, net	4,313	(2,342)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(83,082)	(63,896)
Supplies, prepaid expenses and other current assets	9,374	(1,147)
Accounts payable, accrued liabilities and income taxes	129,518	114,100
Other	1,086	12,365

Net cash provided by operating activities	584,685	541,792

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(204,264)	(2,413)
Purchases of property and equipment	(351,383)	(263,924)
Proceeds from disposition of hospitals and other ancillary operations	18,464	—
Proceeds from sale of property and equipment	8,034	2,307
Increase in other non-operating assets	(75,211)	(64,258)

Net cash used in investing activities	(604,360)	(328,288)

Cash flows from financing activities
Proceeds from exercise of stock options	18,831	53,615
Deferred financing costs	(234)	—
Excess tax benefit relating to stock-based compensation	4,659	10,104
Stock buy-back	(50,002)	(12,242)
Proceeds from noncontrolling investors in joint ventures	863	5,155
Redemption of noncontrolling investments in joint ventures	(3,303)	(2,395)
Distributions to noncontrolling investors in joint ventures	(30,078)	(29,371)
Repayments of long-term indebtedness	(28,798)	(34,157)

Net cash used in financing activities	(88,062)	(9,291)

Net change in cash and cash equivalents	(107,737)	204,213
Cash and cash equivalents at beginning of period	299,169	344,541

Cash and cash equivalents at end of period	$191,432	$548,754

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CYH Announces Second Quarter 2011 Results

July 28, 2011
Footnotes to Financial Statements
(a)	The following table provides information needed to calculate income per share which is adjusted for noncontrolling interests (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Income from continuing operations attributable to Community
Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$92,874	$88,379	$184,479	$172,736
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	18,158	16,313	35,159	31,332

Income from continuing operations attributable to Community
Health Systems, Inc. common stockholders — basic and diluted	$74,716	$72,066	$149,320	$141,404

Loss from discontinued operations attributable to Community
Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$(39,327)	$(2,037)	$(52,607)	$(1,398)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	(36)	—	(66)

Loss from discontinued operations attributable to Community
Health Systems, Inc. common stockholders — basic and diluted	$(39,327)	$(2,001)	$(52,607)	$(1,332)

(b)	Continuing operating results exclude discontinued operations for the three and six months ended June 30, 2011 and 2010. Both financial and statistical results exclude entities in discontinued operations (including three hospitals held for sale at June 30, 2011) for all periods presented.

(c)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Footnotes continued on the next page.
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CYH Announces Second Quarter 2011 Results

July 28, 2011
Footnotes to Financial Statements (Continued)
The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Adjusted EBITDA	$462,301	$441,678	$919,371	$868,910
Interest expense, net	(163,230)	(160,759)	(326,448)	(320,182)
Provision for income taxes	(44,821)	(42,761)	(88,913)	(82,310)
Income (loss) from operations of entities sold and held for sale, net of taxes	235	(2,037)	(1,443)	(1,398)
Other non-cash expenses, net	27,990	10,117	25,222	15,350
Net changes in operating assets and liabilities, net of effects of acquisitions	114,699	(3,806)	56,896	61,422

Net cash provided by operating activities	$397,174	$242,432	$584,685	$541,792

(d)	Total non-same-store consolidated net operating revenues for the three months ended June 30, 2011 included revenue related to the final settlement of a rate related reimbursement dispute resolved in the Company’s favor and total non-same-store consolidated operating costs and expenses for the three months ended June 30, 2011 included an operating expense charge related to the final settlement of a real estate lawsuit against the Company. The net favorable pre-tax impact of these settlements on income from continuing operations was approximately $1 million.

(e)	Included in income from operations and income from continuing operations for the three and six months ended June 30, 2011, are the following non-same-store charges:
•	Pre-tax charges of $4.1 million and $5.6 million, respectively, related to acquisition costs (other than Tenet Healthcare Corporation (“Tenet”));

•	Pre-tax charges of $1.0 million and $2.2 million, respectively, for system conversion costs; and

•	Pre-tax charges of $1.2 million and $3.1 million, respectively, for Tenet acquisition costs.
(f)	Included in non-same-store income from operations and income from continuing operations for the three months and six months ended June 30, 2011, are pre-tax legal and other costs of $6.2 million with an after-tax impact of $4.0 million ($0.04 EPS) related to the Tenet lawsuit, governmental investigations and shareholder lawsuits.

(g)	Included in discontinued operations for the three and six months ended June 30, 2011, are the following:
•	Effective February 1, 2011, the Company sold Willamette Community Medical Group, which is a physician clinic operating as Oregon Medical Group, located in Springfield, Oregon, with a carrying amount of net assets, including an allocation of reporting unit goodwill, of $19.7 million to Oregon Healthcare Resources, LLC, for $14.6 million in cash.

•	One hospital classified as being held for sale at both March 31, 2011 and June 30, 2011, for which a definitive agreement has been executed. The estimated after-tax loss on sale is approximately $8.4 million.

•	Two hospitals, one in Tulsa, Oklahoma, and one in Claremore, Oklahoma, for which a definitive agreement has been executed are classified as being held for sale at June 30, 2011. The estimated after-tax loss on sale is approximately $39.6 million.
(h)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Weighted-average number of shares outstanding — basic	91,131	93,359	91,070	92,492
Add effect of dilutive securities:
Stock awards and options	653	1,353	891	1,287

Weighted-average number of shares outstanding — diluted	91,784	94,712	91,961	93,779

(i)	Total per share amounts may not add due to rounding.
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CYH Announces Second Quarter 2011 Results

July 28, 2011
Regulation FD Disclosure
     The following tables set forth selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2011. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2011 guidance primarily reaffirms the Company’s previous guidance for 2011 provided on April 27, 2011, with revisions to reflect the impact of hospitals held for sale at June 30, 2011 and revisions to certain assumptions. See page 15 for a list of factors that could affect the future results of the Company or the healthcare industry generally.
     The following is provided as guidance to analysts and investors:

	Updated
	2011 Projection Range
Net operating revenues (in millions)	$13,600	to	$14,000
Adjusted EBITDA (in millions)	$1,830	to	$1,855
Income from continuing operations per share — diluted	$3.20	to	$3.35
Same-store hospital annual admissions/adjusted admissions growth	-1.0%	to	1.0%
Weighted-average diluted shares (in millions)	92	to	93
Acquisitions of new hospitals	2	to	3
The following assumptions were used in developing the 2011 updated guidance provided above:
•	The Company’s 2011 projection range does not include hospitals currently held for sale.

•	Projected 2011 same-store hospital annual adjusted admissions growth does not take into account service closures and other unusual events.

•	Expressed as a percent of net operating revenues, the provision for bad debts is projected to be approximately 12.4% to 12.7% for 2011. These percentages may vary depending on changes in payor mix.

•	Expressed as a percent of net operating revenues, depreciation and amortization is projected to be approximately 4.7% to 4.8% for 2011; however, this is a fixed cost and the percentages may vary as revenue varies. Such amounts exclude the possible impact of any future fair-value adjustments to investments and hospital fixed asset impairments.

•	2011 projection includes an estimate of $0.05 to $0.08 per share (diluted) of acquisition costs (including the terminated Tenet acquisition) that are required to be expensed.

•	The Company’s 2011 projection range does not take into account the legal expense and other expenses to be incurred related to the Tenet lawsuit, governmental investigations, and shareholder lawsuits.
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CYH Announces Second Quarter 2011 Results

July 28, 2011
•	For the purpose of providing interest expense guidance, the Company assumes that the borrowing rate under the Company’s $7.2 billion Senior Secured Credit Facility for 2011 will remain relatively stable with the rates existing currently, particularly since the Company is a party to interest rate swap agreements (with original maturities of at least two years) resulting in total fixed debt including swaps being 93% of total debt. These swap agreements limit the effect of changes in interest rates. Based on these assumptions, expressed as a percentage of net operating revenues, interest expense is projected to be approximately 4.7% to 4.9% for 2011; however, these percentages will vary as revenue and interest rates vary. The 2011 projections do not assume any changes to the financing terms of the Senior Secured Credit Facility or any new financing arrangements, which have not been previously announced.

•	On September 15, 2010, the Company adopted a new open market repurchase program for up to four million shares of the Company’s common stock, not to exceed $100 million in purchases. The new repurchase program will conclude at the earliest of three years, when the maximum number of shares has been repurchased or when the maximum dollar amount has been reached. Through July 28, 2011, approximately 2.2 million shares with a value of approximately $63.8 million were purchased and retired under this repurchase plan.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates is projected to be approximately 0.3% to 0.5% for 2011.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.5% to 0.6% for 2011.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 31.0% to 33.0% for 2011.

•	Capital expenditures are projected as follows (in millions):

2011
Guidance
Total	$750	to	$825
•	Expressed as a percentage of net operating revenues, meaningful use certified electronic health records incentive payments are currently projected to be approximately 0.05% to 0.15%, in excess of related operating expenses for 2011. The Company’s accounting is based on current revenue recognition rules which could change, as various accounting task forces are evaluating accounting for this type of incentive payments.

•	Net cash provided by operating activities are projected as follows (in millions):

2011
Guidance
Total	$1,150	to	$1,250
•	The Company’s guidance does not take into account resolution of government investigations, Tenet-related lawsuits, and other significant lawsuits not resolved at July 28, 2011.
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CYH Announces Second Quarter 2011 Results

July 28, 2011
     The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.
These factors include, among other things:
•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of recently-adopted and potential federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts could result in disputes and changes in reimbursement that could be applied retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, without significant employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals and complete the sale of hospitals held for sale;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.
     The consolidated operating results for the three and six months ended June 30, 2011, are not necessarily indicative of the results that may be experienced for any such future period or for any future year, including the full year of 2011.
     The Company cautions that the projections for calendar year 2011 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.
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